As filed with the Securities and Exchange Commission on September 26, 2003

Registration No. 333-104914

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-4

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

CRESCENT FINANCIAL CORPORATION

(Exact Name of Registrant as Specified in its Charter)

NORTH CAROLINA	6712	56-2259050
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

1005 High House Road

CARY, NORTH CAROLINA 27513

(919) 460-7770

(Address, including ZIP Code, and telephone number, including area code,

of registrant’s principal executive offices)

MICHAEL G. CARLTON

PRESIDENT AND CHIEF EXECUTIVE OFFICER

CRESCENT FINANCIAL CORPORATION

1005 HIGH HOUSE ROAD

CARY, NORTH CAROLINA 27513

(919) 460-7770

(Name, address, including zip code, and telephone number, including area code of agent for service)

WITH COPIES TO:

ANTHONY GAETA, JR., ESQ. TODD H. EVESON, ESQ. GAETA & ASSOCIATES, P.A. 8305 FALLS OF NEUSE ROAD, SUITE 203 RALEIGH, NORTH CAROLINA 27615 (919) 845-2558	RONALD D. RAXTER, ESQ. MAUPIN TAYLOR, P.A. HIGHWOODS TOWER ONE, SUITE 500 3200 BEECHLEAF COURT RALEIGH, NORTH CAROLINA 27604 (919) 981-4304

Approximate date of commencement of the proposed sale to the public: The acquisition of Centennial Bank by

Crescent Financial Corporation was consummated on August 29, 2003. Crescent Financial Corporation is hereby amending this registration statement to deregister 234,296 shares of its common stock, $1.00 par value per share,

which were issuable to the shareholders of Centennial Bank in connection with the acquisition of Centennial Bank by Crescent Financial Corporation.

If the securities being on this Form are being offering in connection with formation of a holding company and there is compliance with General Instruction G, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐_____________

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering.  ☐_____________

This Post-Effective Amendment No. 1 to the Registration Statement on Form S-4 of Crescent Financial Corporation (Reg. No. 333-104914) shall hereafter become effective in accordance with the provisions of Section 8(c) of the Securities Act of 1933.

DEREGISTRATION OF SECURITIES

Crescent Financial Corporation is filing this Post-Effective Amendment No. 1 to its Registration Statement on Form S-4 (File No. 333-104914), which Registration Statement was declared effective by the Securities and Exchange Commission by order dated May 27, 2003, in order to deregister 234,296 shares of its common stock, $1.00 par value per share, which were originally registered under the Securities Act of 1933 for issuance to former shareholders of Centennial Bank in connection with Crescent Financial Corporation’s acquisition of Centennial Bank on August 29, 2003. Crescent Financial Corporation issued an aggregate of 406,679 shares of its common stock to the former shareholders of Centennial Bank in the acquisition.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this post-effective amendment to registration statement no. 333-104914 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cary, State of North Carolina, on September 26, 2003.

CRESCENT FINANCIAL CORPORATION

By:	/s/ Michael G. Carlton

Michael G. Carlton President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons on September 26, 2003 in the capacities indicated.

SIGNATURE	CAPACITY

/s/ Michael G. Carlton Michael G. Carlton	President and Chief Executive Officer

/s/ Bruce W. Elder Bruce W. Elder	Vice President (Principal Accounting Officer)

/s/ Brent D. Berringer* Brent D. Berringer	Director

/s/ Joseph S. Colson, Jr.* Joseph S. Colson, Jr.	Director

/s/ Bruce I. Howell* Bruce I. Howell	Director

/s/ James A. Lucas* James A. Lucas	Director

/s/ Kenneth A. Lucas* Kenneth A. Lucas	Director

/s/ Sheila Hale Ogle* Sheila Hale Ogle	Director

/s/ John S. Rufty* John S. Rufty	Director

/s/ Stephen K. Zaytoun* Stephen K. Zaytoun	Director

* By: /s/ Michael G. Carlton, Attorney-in-fact

Exhibit Index

Exhibit	Description

24.1	Power of Attorney*

* Previously Filed